UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 2, 2005

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14315 (Commission File Number)	76-0127701 (I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas (Address of principal executive offices)	77064 (Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On March 2, 2005, NCI Building Systems, Inc. (“NCI”) issued a press release announcing NCI’s financial results for the first quarter ended January 29, 2005. A copy of the press release is attached as Exhibit 99.1.

NCI announced that its first quarter 2005 earnings per diluted share of $0.52 included an after-tax benefit of $0.06 per diluted share related to lower group medical cost and estimated liabilities. Without giving effect to this benefit, NCI’s earnings per diluted share were $0.46. Exclusion of this after-tax benefit from earnings per share constitutes a non-GAAP financial measure. NCI’s management believes that disclosure of this measure provides useful information to investors because it provides greater transparency with respect to NCI’s core operating results for the quarter as compared to NCI’s results for the prior year period. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The information in this Form 8-K and the Exhibit attached to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended or the Exchange Act, except if NCI expressly states that such information is to be considered “filed” under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Description
99.1	Press Release dated March 2, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.
By:	/s/ Frances R. Powell
	Name:	Frances R. Powell
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: March 2, 2005

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release dated March 2, 2005.